U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 13, 2014

GREATBATCH, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-16137	16-1531026
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2595 Dallas Parkway, Suite 310, Frisco, Texas		75034
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (716) 759-5600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240 14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 7.01 Regulation FD Disclosure

On January 16, 2014, Greatbatch President and Chief Executive Officer, Thomas J. Hook, will deliver a presentation to analysts and investors at the 32nd Annual J.P. Morgan Healthcare Conference in San Francisco. As part of this presentation, Mr. Hook will discuss the company’s strategy for long-term growth and profitability, as well as provide 2013 full year estimated results and 2014 projected results. This presentation is attached as Exhibit 99.1 and is also available on the company’s website at www.greatbatch.com.

NON-GAAP FINANCIAL MEASURES

The attached presentation contains non-GAAP financial measures. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company’s reported results prepared in accordance with GAAP. In this presentation: “adjusted” amounts consist of GAAP amounts (or forecasted GAAP amounts) excluding (i) acquisition-related charges, (ii) facility consolidation, optimization, manufacturing transfer and system integration charges, (iii) asset write-down and disposition charges, (iv) severance charges in connection with corporate realignments or a reduction in force (v) litigation charges and gains, (vi) the impact of non-cash charges to interest expense due to the accounting change governing convertible debt, (vii) unusual or infrequently occurring items, (viii) certain RD&E expenditures, such as design verification testing (“DVT”) expenses incurred in connection with the development of our neuromodulation platform, (ix) gain/loss on the sale of investments, (x) the income tax (benefit) related to these adjustments and (xi) certain tax charges related to the consolidation of our Swiss Orthopaedic facility. We believe that reporting these amounts provides important supplemental information to our investors and creditors seeking to understand the financial and business trends relating to our financial condition and results of operations. Please refer to the appendix of the presentation for a reconciliation of these non-GAAP measures.

CAUTIONARY STATEMENT

The statements made in the attached presentation that are not statements of current or historical fact are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of Securities Exchange Act of 1934, as amended. We have based these forward-looking statements on our current expectations, and these statements are subject to known and unknown risks, uncertainties and assumptions. These forward-looking statements include statements relating to:

•	future sales, expenses and profitability;

•	future development and expected growth of our business, industries and markets;

•	our ability to execute our business model and our business strategy;

•	our ability to identify trends within our industries and markets and to offer products and services that meet the changing needs of those markets; and

•	projected capital, cash flows and other expenditures.

You can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or “variations” or the negative of these terms or other comparable terminology. These statements are only predictions. Actual events or results may differ materially from those stated or implied by these forward-looking statements. We are under no duty to update any of these forward-looking statements or to conform these statements to actual results. In evaluating these statements and our prospects, you should carefully consider the factors set forth below. Although it is not possible to create a comprehensive list of all factors that may cause actual results to differ from the results expressed or implied by the forward-looking statements contained in this presentation or that may affect our future results, some of these factors include the following: our dependence upon a limited number of customers; customer ordering patterns; product obsolescence; our inability to market current or future products; pricing pressure from customers; our ability to timely and successfully implement cost reduction and plant consolidation initiatives; our reliance on third party suppliers for raw materials, products and subcomponents; fluctuating operating results; our inability to maintain high quality standards for our products; challenges to our intellectual property rights; product liability claims; our inability to successfully consummate and integrate acquisitions and to realize synergies and to operate these acquired businesses in accordance with expectations; our unsuccessful expansion into new markets; our failure to develop new products including system and device products; our inability to obtain licenses to key technology; regulatory changes or consolidation in the healthcare industry; global economic factors including currency exchange rates and interest rates; the resolution of various legal actions brought against the Company; those risks set forth in our 2012 Form 10-K filed with the SEC on February 27, 2013; and other risks and uncertainties that arise from time to time.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.

99.1	Greatbatch, Inc. Presentation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: January 13, 2014	GREATBATCH, INC.

	By:	/s/ Michael Dinkins
Michael Dinkins
Executive Vice President and Chief Financial Officer